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                                                                   Exhibit 10(a)
[Logo] CANADA LIFE

                                                           Canada Life Insurance
                                                           Company of America

                                                           P.O. Box 105087
                                                           Atlanta, GA 30348

                                                           (770)953-1959

April 26, 2001


Board of Directors
Canada Life Insurance Company of America
Canada Life of America Variable Annuity Account 2
330 University Avenue
Toronto, Canada M5G 1R8

Ladies and Gentlemen:

I hereby consent to the use of may name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 14 under the Securities Act of 1933 and Post-Effective Amendment No. 18 under the Investment Company Act of 1940 to the Registration Statement on Form N-4 (File No. 33-55890) filed by Canada Life Insurance Company of America and Canada Life of America Variable Annuity Account 2 with the Securities and Exchange Commission. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

/s/ Craig Edwards
-----------------
Craig Edwards
Chief Legal Counsel, U.S. Division


                6201 Powers Ferry Road, NW . Atlanta, Ga 30339